Exhibit 4.20

SUPPLEMENTAL DEED

THIS DEED is made on 28 April 2015

PARTIES

(1)	CAPITAL PRODUCT PARTNERS L.P., a limited partnership duly formed in the Republic of the Marshall Islands whose registered office is at Trust Company House, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands, MH 96960, as borrower (the “Borrower”); and

(2)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, acting through its office at 9 quai du Président Paul Doumer, 92920 Paris, La Défense Cedex, France, as lender (the “Lender”);

BACKGROUND

(A)	By a secured term loan facility agreement dated 9 June 2011 (as amended and supplemented by a side letter dated 21 May 2012, together, the “Loan Agreement”) and made between (i) the Borrower, as borrower and (ii) Emporiki Bank of Greece S.A., as original lender (the “Original Lender”), the Original Lender agreed to advance to the Borrower a secured term loan facility of (originally) up to US$25,000,000, of which US$19,000,000 was outstanding by way of principal immediately prior to the date of this Deed.

(B)	By a transfer agreement dated 14 December 2012 the Lender assumed all the rights and obligations of the Original Lender under the Loan Agreement and the other Finance Documents.

(C)	This Deed refers to the Borrower’s request (the “Request”) that the Repayment Instalments (as defined in the Loan Agreement) which fall due on June 2017 and September 2017 are repaid together with the Balloon Instalments (as defined in the Loan Agreement) on the final Repayment Date (as defined in the Loan Agreement).

1	INTERPRETATION

Words and expressions defined in the Loan Agreement (as hereby amended) will have the same meaning when used in this Deed, unless the context otherwise requires.

2	AGREEMENT

The Lender agrees to the Request subject to:

(a)	the conditions set out in Clause 6;

(b)	a voluntary partial prepayment in an amount of $5,000,000 (the “Prepayment”) to be applied in full prepayment of the first to fifth (inclusive) Repayment Instalments in accordance with clause 7.9 (b) of the Loan Agreement; and

(c)	the Security Parties executing the acknowledgement to this Deed confirming their agreement to the terms and conditions of the same.

3	AMENDMENTS TO THE LOAN AGREEMENT

Subject to the satisfaction of the conditions of this Deed and with effect from the date of this Deed, the Loan Agreement shall be amended as follows:

(a)	by construing all references in the Loan Agreement to “this Agreement” as references to the Loan Agreement as amended and supplemented by this Deed;

(b)	the definition of, and references throughout each of the Finance Documents to the Mortgage shall be construed as if the same referred to the Mortgage as amended and supplemented by the Second Mortgage Addendum;

(c)	by adding the following new definition in clause 1.1 thereof:

“Second Mortgage Addendum” means the second addendum to the Mortgage executed or, as the case may be, to be executed, by the Owner in favour of the Lender in such form as the Lender may reasonably approve or require;”;

(d)	by adding the words “and by the Second Mortgage Addendum” after the word “Addendum” in the second line of the definition of “Mortgage” in clause 1.1 thereof;

(e)	by substituting clauses 7.1 and 7.2 thereof with the following new clauses:

“7.1	Amount of Repayment Installments. Save as previously repaid or prepaid, the Borrower shall repay the Loan by:

(a)	by 2 consecutive equal quarterly repayment instalments (each a “Repayment Installment” and, together, the “Repayment Installments”), each in the amount of $1,000,000; and

(b)	by a balloon payment (the “Balloon Installment”) in the amount of $12,000,000.”

“7.2	Repayment Dates. Save as previously repaid or prepaid, the first Repayment Instalment shall be repaid on 30 December 2017, and the second and the last Repayment Instalment shall be paid, together with the Balloon Instalment, on 30 March 2018.”.

4	AMENDMENTS TO FINANCE DOCUMENTS

With effect on and from the date of this Deed each of the Finance Documents (other than the Loan Agreement) shall be, and shall be deemed by this Deed to have been, amended as follows:

(a)	the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Deed; and

(b)	by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Deed.

5	CONTINUING EFFECT

The Borrower hereby agrees with the Lender that the provisions of the Loan Agreement and the other Finance Documents shall be and are hereby re-affirmed and remain in full force and effect.

(a)	the representations and warranties contained in clause 9 of the Loan Agreement and clause 9 of the Guarantee are true and correct on the date of this Deed as if all references therein to “this Agreement” or, as the case may be, “this Guarantee” were references to the Loan Agreement or, as the case may be, the Guarantee as supplemented by this Deed; and

(b)	this Deed comprises the legal, valid and binding obligations of the Borrower enforceable in accordance with its terms.

6	CONDITIONS

Our agreement contained in paragraph 2 of this Deed shall be expressly subject to the condition that we shall have received in form and substance as may be approved or required by us on or before the signature hereof:

(a)	a certificate of an officer of each of the Borrower and the Owner confirming the names of all the directors and, in the case of the Owner, shareholders thereof;

(b)	copy of the unanimous written consent of the directors of the Borrower evidencing approval of this Deed and authorising appropriate officers or attorneys to execute the same;

(c)	copy of resolutions passed at a meeting of the board of directors and the shareholders of the Owner evidencing approval of the Second Mortgage Addendum and authorising appropriate officers or attorneys to execute the same;

(d)	the original of any power of attorney issued in favour of any person executing this Deed and the Second Mortgage Addendum on behalf of the Borrower or, as the case may be, the Owner;

(e)	evidence that the Second Mortgage Addendum has been duly executed by the Owner together with evidence that the Second Mortgage Addendum has been duly registered in accordance with the laws of Liberia;

(f)	evidence that the Prepayment has been effected in accordance with clauses 7.8 and 7.9(b) of the Loan Agreement;

(g)	copies of all governmental and other consents, licences, approvals and authorisations as may be necessary to authorise the performance by the Borrower and the Owner of their respective obligations under this Deed or, as the case may be, the Second Mortgage Addendum and the execution, validity and enforceability of this Deed or, as the case may be, the Second Mortgage Addendum;

(h)	documentary evidence that the agent for service of process named in clause 29 of the Loan Agreement has accepted its appointment;

(i)	favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of Marshall Islands, Liberia and such other relevant jurisdictions as the Lender may require; and

(j)	if the Lender so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Lender.

7	REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Lender that:

(a)	the representations and warranties contained in clause 9 the Loan Agreement are true and correct on the date of this Deed as if all references therein to “this Agreement” were references to the Loan Agreement as supplemented by this Deed; and

(b)	this Deed comprises the legal, valid and binding obligations of the Borrower and the Owner enforceable in accordance with its terms.

8	NOTICES

Clause 27 (Notices) of the Loan Agreement shall extend and apply to this Deed as if the same were (mutatis mutandis) herein expressly set forth.

9	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law and Clause 29 (Law and jurisdiction) of the Loan Agreement shall extend and apply to this Deed.

This Deed has been executed as a Deed and delivered on the date stated at the beginning of this Deed.

EXECUTION PAGE

BORROWER SIGNED as a DEED by for and on behalf of CAPITAL PRODUCT PARTNERS L.P. in the presence of:	) ) ) ) )	/s/ Valasia Gkigkilini Valasia Gkigkilini

/s/ Andreas Giakoumelos Andreas Giakoumelos ANDREAS GIAKOUMELOS ATTORNEY-AT-LAW WATSON FARLEY & WILLIAMS 348 SYNGROU AVENUE 176 74 KALLITHEA ATHENS - GREECE
LENDER SIGNED as a DEED by for and on behalf of CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK in the presence of:	) ) ) ) ) )	/s/ Elektra Angela Stamatopoulos Elektra Angela Stamatopoulos

/s/ Andreas Giakoumelos Andreas Giakoumelos ANDREAS GIAKOUMELOS ATTORNEY-AT-LAW WATSON FARLEY & WILLIAMS 348 SYNGROU AVENUE 176 74 KALLITHEA ATHENS - GREECE

ACKNOWLEDGMENT

1	We hereby acknowledge receipt of the above Deed and confirm our agreement to the terms hereof.

2	We hereby represent and warrant to the Lender that:

(a)	the representations and warranties contained in clause 9 of the Guarantee are true and correct on the date of this Deed as if all references therein to “this Agreement” were references to the Guarantee as supplemented by this Deed; and

(b)	this Deed comprises our legal, valid and binding obligations and is enforceable in accordance with its terms.

/s/ Valasia Gkigkilini
Valasia Gkigkilini for and on behalf of PATROKLOS MARINE CORP.

Date: 28 April 2015

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above Deed and agree in all respects to the same and confirm that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement and the other Finance Documents.

/s/ Nikolaos Syntychakis
Nikolaos Syntychakis for and on behalf of CAPITAL SHIP MANAGEMENT CORP.

Date: 28 April 2015